Exhibit 10.15

MAX SOUND CORPORATION AND VSL COMMUNICATIONS

LICENSING AND REPRESENTATION AGREEMENT

(OPTIMIZED DATA TRANSMISSION SYSTEM & METHOD)

THIS AGREEMENT ("Agreement") on May 19, 2014 is entered into by and between Max Sound Corporation, a Delaware corporation (hereinafter "MAXD") with its address at 2902A Colorado Avenue, Santa Monica, CA 90404 and VSL Communications (hereinafter "VSL") with its address at Great Eagle Centre, 21st Floor, 23 Harbour Road, Wanchai, Hong Kong. VSL is the lawful rights holder of all worldwide Intellectual Property Titled Optimized Data Transmission System and Method ("ODT"). Together MAXD and VSL shall hereinafter be the ("Parties"), and

WHEREAS, before the Closing Date, VSL legally owns and controls all of the worldwide rights, title and interest to all fields of use of its Trade Secrets, Patents, and all other know-how, through its affiliated entities and owners, including the rights to license, the rights to develop and market ODT and the Rights to Sue ("RIGHTS TO SUE") and Legally Defend and Uphold its Intellectual Property, Trade Secrets and Proprietary Technology. ("TECHNOLOGY").

WHEREAS, the parties desire to provide for the terms and conditions upon which MAXD is agreeing to represent VSL in a stock-and-cash exchange. Upon consummation, VSL hereby grants to MAXD the Rights to Represent VSL, ODT and the TECHNOLOGY, and the RIGHTS TO SUE as set forth more fully in this Agreement; and

WHEREAS, VSL and ODT Technology with certain intellectual property typically referred to as the Optimized Data Transmission System and Method which among other things can reduce multi-media content and data files by 97% (Ninety Seven Percent) during the encoding/decoding process; and

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are by this Agreement acknowledged, the parties agree as follows:

ARTICLE 1

TERMS AND CONDITIONS

1.01 Rights

(a)      License Grant. Subject to the terms and conditions of this Agreement, at the Effective Date, as defined herein, VSL hereby grants MAXD the Exclusive Worldwide License to ODT Technology.

(b)      Representation. Subject to the terms and conditions of this Agreement, at the Effective Date, as defined herein. VSL hereby grants MAXD the Exclusive representation to act as its agent and negotiate any opportunities on behalf of VSL Technology to Companies, Organizations and other qualified Entities ("AGENT").

(c)      Pre-approved Claims. VSL grants MAXD the Exclusive Right to Sue pre-approved violators of VSL's intellectual property rights. VSL agrees that MAXD will bring forth any Legal Claims pre-approved by VSL. VSL has pre-approved the Margin Note Claim as the first such matter that MAXD will bring forward. VSL has pre-approved an additional Claim against all receivers of VSL Trade Secrets. VSL will be a Co-Plaintiff in any Lawsuit at VSL's option and/or if the Law Firm selected to represent the case clearly demonstrates that VSL's participation is in the best interest of the parties and can produce the best possible outcome within the shortest time lines.

(d)      Representation Date. Representation shall become effective ("Effective Date") upon the execution of this Agreement by both parties.

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(e)      Final Due Diligence. MAXD has the right to complete its final phase of document due diligence on or before May 30, 2014.

(f)      First Exchange of Cash. MAXD shall deliver $200,000.00 (Two Hundred Thousand Dollars) USD to VSL with a MAXD Company check made out to VSL's Designee on Thursday, May 19, 2014.

(g)      Second Exchange of Cash. MAXD shall deliver $300,000.00 (Three Hundred Thousand Dollars) USD to VSL with a MAXD Company check made out to VSL's Designee on or before Friday, May 30, 2014 or on such sooner date if the complete file of documents is received by MAXD from VSL pursuant to 1.01(g) below.

(h)      Document Collection. On May 28, 2014, MAXD will take possession of all VSL documents related to the Margin Notes matter. Such documents will remain the property of VSL and be kept in fireproof safekeeping by MAXD in San Diego for the duration of the agreement except as may be needed for forensic analysis and in a cause of action. VSL will provide MAXD originals of the Margin Notes and the associated NDA. If MAXD needs to it will make the second payment in 1.01(f) above, take the entire inventory of VSL documents, and return one complete set of same to VSL within 5 (Five) business days.

(i)      Exchange of additional $1,000,000.00 Cash. Following the initial two exchanges of cash (as outlined in 1.01d & 1.01e herein), 5 (Five) additional payments of $200,000.00 (Two Hundred Thousand Dollars) shall be paid to VSL with a MAXD Company check made out to VSL's Designee. These additional 5 (Five) payments (contingent on 1.01h hereunder) shall be issued every 30 (Thirty) days, until a total of $1,000,000.00 (One Million Dollars) (over and above the initial $500,000.00 Down Payment) is paid, however the 30 (Thirty) day periods will be waived if fund raising occurs on an anticipated faster time line.

(j)      Additional Cash from Funding. The payments of additional cash found in section 1.01g above, are contingent on the following funding criteria: MAXD shall pay set increments of cash based on a percentage of gross funds received by MAXD through funds raised. MAXD shall pay VSL 20% (Twenty Percent) of such monies as soon as they are received. For the purpose of example, S1,000,000.00 (gross funds from fund raising) to MAXD x 20% (VSL percentage) = S200.000.00.

(k)     Exchange of Stock. Within two weeks of the effective date of this agreement, 10,000,000 (Ten Million) Shares of MAXD Common Stock (Rule 144 unregistered shares) will be ordered from MAXD's Transfer Agent to be paid to VSL's Designee. VSL agrees to sell no more than 5% (Five Percent) of the daily trading volume in the Public Market, but may sell all or part of its holdings at any time after six months in a private sale, not subject to volume restrictions or open market trading.

(l)      Press Releases. MAXD, to meet its regulatory obligations, is permitted to issue relevant press releases and/or required securities filings regarding its Representation of VSL. Relevant press releases by the Law Firm, in any VSL pre-approved cases provided for herein, are also permitted.

(1)    Legal Representation. MAXD shall retain the services of a top Law Firm of its choosing to assist with Representation of all pre-approved causes of action.

(i)       Rights to Sue. VSL grants to MAXD the Exclusive RIGHTS TO SUE and pursue any VSL pre-approved actions, in law, equity, or otherwise, against any individuals, corporations, or any other entities (partnership, joint ventures, etc.), in any forum (court, arbitration, mediation), anywhere in the world but only when VSL has pre-approved specific suits against specific parties as provided for in 1.01(c) above.

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(ii)       Contingency Fee. MAXD and VSL agree that if a Law Firm is hired on a contingency fee basis, that said Law Firm at the close of any settlement awards or beneficial judgments deducts such contingency amount and therefore is not included in the final calculation of the amounts VSL and MAXD will share under this agreement.

(iii)       Pre-approved Margin Note Claim. The Law Firm shall begin preparation of the litigation process in the Margin Note Claim on behalf of MAXD and VSL.

(iv)       Pre-approved Trade Secrets Claim(s). The Law Firm shall begin preparation of the litigation process in additional Trade Secret Claims on behalf of MAXD and VSL.

1.02  VSL Opportunities. As Exclusive AGENT, MAXD will act on behalf of VSL to facilitate and negotiate all opportunities on behalf of VSL and ODT Technology to Companies, Organizations and other qualified Entities. Upon any closing, VSL shall receive 50% (Fifty Percent) of Gross Dollars and MAXD shall receive the other 50% (Fifty Percent) of Gross Dollars, at the time of a completion of any transaction opportunity, including legal settlements after subtracting applicable contingent legal fees (See 1.01(1)(ii)).

1.03 Exclusive ODT License to MAXD. VSL is granting the Exclusive Worldwide License to MAXD to VSL's ODT Technology for all fields of use.

1.04 Effective Date. Subject to the terms and conditions of this Agreement, the effective date of this Agreement, shall be the date of the last executed signature affixed to this agreement, and other milestones contained herein, but in any event no later than May 24, 2014.

1.05  Term. The term of this Agreement is the life of the intellectual property being in effect. All transactions and settlements that MAX]) has consummated or is in negotiation with at the time of expiration or termination of this agreement will continue to be paid to MAXD its related share for the life of any such transactions and/or settlements as provided for in this agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.00 Representations and Warranties of VSL. VSL represents and warrants to MAXD that the facts, statements and claims set forth below are true and correct.

2.01 Representations and Warranties of MAXD. MAXD represent and warrant to VSL that the facts set forth below are true and correct:

a)       Organization. MAXD and VSL are entities duly organized, validly existing and in good standing under the applicable laws of formation of their respective states, and they have the requisite power and authority to conduct their business and consummate the transactions contemplated by this Agreement.

b)       Authorization. The execution of this Agreement and the consummation of the Representation Agreement contemplated by this Agreement have been duly authorized the board of directors and shareholders of MAXD and the owners/members of VSL; no other corporate action by the respective parties is necessary in order to execute, deliver, consummate and perform their respective obligations hereunder; and MAX!) and VSL have all requisite authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

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c) Binding Effect. The execution, delivery, performance and consummation of this Agreement, the Representation Agreement and the transactions contemplated by this Agreement will not violate any obligation to which MAXD, or VSL is a party and will not create a default under any such obligation or under any agreement to which MAXD, or VSL is a party. This Agreement constitutes a legal, valid and binding obligation of MAXD, and VSL, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

d) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or, to the best of MAXD, and VSL's knowledge, information and belief, threatened, which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on the business, assets or prospects of VSL.

e)      No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by MAXD, or VSL with the terms or provisions of this Agreement nor all other documents or agreements contemplated by this Agreement and the consummation of the transaction contemplated by this Agreement will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, MAXD, or VSL's articles of incorporation or bylaws, the Technology, the Agreement, or any agreement, contract, instrument, order, judgment or decree to which MAXD, or VSL is a party or by which MAXD, or VSL or any of their respective assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or government entity which materially affects their respective assets or businesses.

f)      Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with execution and delivery of this Agreement by MAXD, and VSL or performance of the obligations of MAXD, and VSL hereunder or under any other agreement to which MAXD, or VSL is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of the Technology, the Agreement, or any other material right, privilege, license or agreement relating to VSL or its assets or business.

g)      Title to Assets. This agreement and the assets shown on the balance sheet of attached Exhibit A are the assets of VSL. On the Closing Date, VSL shall remain the owner of the assets.

h)      Intellectual Property

1.       VSL represents that it owns the VSL Technology and has all right, power, authority and ownership and entitlement to file, prosecute and maintain in effect the Patent application with respect to the VSL Invention, and

2.       The VSL Technology was invented by Constance Nash the Inventor, and

j)      Liabilities of VSL. VSL has no liabilities or obligations of any kind, character or description that have not been disclosed prior to the closing,

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k)      Absence of Certain Changes or Events. From May 14, 2014 until the Closing Date, VSL has not, and without the written consent of MAXD, it will not have:

1.     Sold, encumbered, assigned let lapsed or transferred any of its material assets, including without limitation the VSL Technology, or any other material asset of the VSL Technology;

2.     Made any commitments or agreements for capital expenditures or otherwise,

3.     Entered into any transaction or made any commitment not disclosed to MAXD,

4.     Incurred any material obligation or liability for borrowed money against the VSL Technology,

5.     Suffered any other event of any character, which is reasonable to expect, would adversely affect the future condition (financial or otherwise) of the VSL Technology assets, or

6.     Released, shared or otherwise communicated confidential and proprietary information to others unassociated with this Agreement.

7.     Taken any action, which could reasonably be foreseen to make any of the representations or warranties made by or VSL untrue as of the date of this Agreement or as of the Closing Date.

1) Material Agreements. There are no outstanding Licenses to or from others of any intellectual property and trade names; and

m)      Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or to the best knowledge of or VSL, threatened which could create a third party interest against VSL Technology, affecting its assets, and or VSL is not in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority relating to the VSL Technology assets, or the transactions contemplated herein. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect the VSL Technology assets or the transaction contemplated.

n)      VSL has no knowledge of any existing or threatened occurrence, action or development that could cause a material adverse effect on VSL Technology assets, prospects or litigation procedures.

o)      No Broker's Fees. VSL has not incurred any investment banking, advisory or other similar fees or obligations in connection with this Agreement or the transactions contemplated by this agreement.

p)      Full Disclosure. All representations or warranties of MAXD, and VSL are true, correct and complete in all material respects to the best of our knowledge on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by them in this Agreement or in the exhibits to this Agreement or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

2.02    Representations and Warranties of MAXD. MAXD represents and warrants to VSL that the facts set forth are true and correct.

a) Organization. MAXD is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is qualified to do business as a foreign corporation in other jurisdictions in which the conduct of its business or the ownership of its properties require such qualification, and have all requisite power and authority to conduct its business and operate properties.

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b)       Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors of MAXD; no other corporate action on their respective parts is necessary in order to execute, deliver, consummate and perform their obligations hereunder; and they have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

c)       Binding Effect. The execution, delivery, performance and consummation of the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which MAXD is a party and will not create a default hereunder, and this Agreement constitutes a legal, valid and binding obligation of MAXD, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

d)       Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets, prospects or the results of its operations of MAXD.

e)       No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by MAXD with the terms or provisions of this Agreement will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, their respective corporate charters or bylaws, or any agreement, contract, instrument, order, judgment or decree to which it is a party or by which it or any of its assets are bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

g) Consents. Assuming the correctness of VSL's representations regarding VSL Technology, no consent from or approval of any court, governmental entity or any other person is necessary in connection with its execution and delivery of this Agreement; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to MAXD or its assets or business.

i)      Full Disclosure. All representations or warranties of MAXD are true, correct and complete in all material respects on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by them in this Agreement or in the exhibits to this Agreement or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

j)      Compliance with Laws. MAXD is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

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k) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or, to the best knowledge of MAXI), threatened against MAXD materially affecting its assets or business (financial or otherwise), and MAXD is not in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business.

1) MAXD has no knowledge of existing or threatened occurrences, actions and developments that could cause a material adverse effect on MAXD or its business, assets or condition (financial or otherwise) or prospects.

2.03 Investment Representations

Stock Transfer Restrictions. VSL acknowledges that the MAXD Shares will not be registered and VSL will not be permitted to sell or otherwise transfer the Shares for at least six months from the closing date in any transaction in contravention of the following legend, which will be imprinted in substantially the following form on the stock certificate representing MAXI) Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT'), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISION OF THE ACT AND THE LAWS OF SUCH STATES UNDER WHOSE LAWS A TRANSFER OF SECURITIES WOULD BE SUBJECT TO A REGISTRATION REQUIREMENT, UNLESS AN OPINION OF COUNSEL STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

ARTICLE 3

TRANSACTIONS PRIOR TO CLOSING

3.01. Corporate Approvals. Prior to Closing Date, each of the parties shall obtain the necessary approvals of this Agreement.

3.02 Access to Information. Each party agrees to permit, upon reasonable notice, the attorneys, accountants, and other representatives of the other parties' reasonable access during normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

3.03 Expenses. Each party agrees to bear its own expenses in connection with the negotiation and consummation of the Acquisition and the transactions contemplated by this Agreement.

3.04 Covenants. Except as permitted in writing, each party agrees that it will:

a)      Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to consummate the Acquisition; and

b) Notify the other parties upon the occurrence of any event which would have a materially adverse effect upon the Acquisition or the transactions contemplated by this Agreement or upon the business, assets or results of operations; and

c) Not modify its corporate structure, except as necessary or advisable in order to consummate the Acquisition and the transactions contemplated by this Agreement.

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ARTICLE 4

CONDITIONS PRECEDENT

The obligation of the parties to consummate the Acquisition and the transactions contemplated by this Agreement are subject to the following conditions that may be waived, to the extent permitted by law:

4.01. Each party must obtain the approval of its board of directors and/or owners and managers and such approval shall not have been rescinded or restricted.

4.02. Each party shall obtain all requisite licenses, permits, consents, authorizations and approvals required to complete the Acquisition and the transactions contemplated by this Agreement.

4.03. There shall be no claim or litigation instituted or threatened in writing by any person or government authority seeking to restrain or prohibit any of the contemplated transactions contemplated by this Agreement or challenge the right, title and interest of VSL in the VSL Technology or the right of VSL or MAXD to consummate the Representation Agreement contemplated hereunder.

4.04. The representations and warranties of the parties shall be true and correct in all material respects at the Effective Date.

4.05. The Technology and Intellectual Property will been prosecuted in good faith with reasonable diligence.

4.06. MAXD shall have received, at or within 10 days of Closing Date, each of the following:

a)      Patent Documents and any other indicia which may exist, representing the VSL Technology Assets by VSL;

b)       all documentation and communication relating to the VSL technology, all in a form and substance reasonably satisfactory to MAXD;

c)      such agreements, files and other data and documents pertaining to VSL Technology as MAXD may reasonably request;

d)      all consents, assignments or related documents of conveyance to give MAXD the benefit of the transactions contemplated hereunder;

e)      such other documents, instruments or certificates as MAXD, or their counsel may reasonably request.

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ARTICLE 5

LIMITATIONS

5.01. Survival of Representations and Warranties.

The representations and warranties made by VSL and MAXD shall survive for a period of two years after the Closing Date, and thereafter all such representation and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such two year period.

5.02. Limitations on Liability. Notwithstanding any other provision to this Agreement to the contrary, neither party to this Agreement shall be liable to the other party for any cost, damage, expense, liability or loss until after the sum of all amounts individually when added to all other such amounts in the aggregate exceeds $1,000 and then such liability shall apply only to matters in excess of $1,000.

ARTICLE 6

REMEDIES

6.01 Specific Performance. Each party's obligations under this Agreement is unique. If any party should default in its obligations under this agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages. Accordingly, the non-defaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

6.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable costs (not including attorneys' fees) incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

ARTICLE 7

ARBITRATION

In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties to this Agreement, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution of this Agreement, either party shall have the right to submit the dispute to be settled by arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The parties agree that, unless the parties mutually agree to the contrary such arbitration shall be conducted in the state in which the defending party resides. Each party shall bear its own share of the costs of the arbitration proceeding. All awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding. The arbitrators shall be selected as follows: one by MAXD, one by VSL and a third by the two selected arbitrators. The third arbitrator shall be the chairman of the panel.

ARTICLE 8

MISCELLANEOUS

8.01. No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties to this Agreement. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties.

8.02. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

8.03. Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement.

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8.04. This Agreement shall be governed by and construct in accordance with the laws of the State of Delaware without regard to principles of conflicts of law and governed by venue in the State of California, County of San Diego.

8.05. This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth in this Agreement. No statement or agreement, oral or written, made prior to or at the execution of this Agreement and no prior course of dealing or practice by either party shall vary or modify the terms set forth in this Agreement without the prior consent of the other parties to this Agreement. This Agreement may be amended only by a written document signed by the parties.

8.06. Notices or other communications required to be made in connection with this Agreement shall be sent by electronic mail service, like email, or U.S. mail, certified, return receipt requested, personally delivered or sent by express delivery service and delivered to the parties at the addresses set forth below or at such other address as may be changed from time to time by giving written notice to the other parties.

If: Greg Halpern                               If: Constance Nash

Max Sound Corp.                            VSL Communications

8837 Villa La Jolla Drive                Great Eagle Centre, 21st Floor,

La Jolla, CA 92039                          23 Harbour Road, Wanchai, Hong Kong

8.07. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

8.08. This Agreement, which supersedes all previous agreements, may be executed in multiple counterparts, each of which shall constitute one and a single Agreement.

8.09. Any facsimile or email version including scanned signature of any part to this Agreement or to any other agreement or document executed in connection of this Agreement should constitute a legal, valid and binding execution by such parties.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by a duly authorized officer of each party.

Max Sound Corp.	VSL Communications

/s/Greg Halpern	/s/ Constance Nash
Chairman & CFO	President

Witness

/s/Paul Myer
Director of Operations

EXHIBIT A

LIST OF VSL DELIVERABLES

SUPPORTING DOCUMENTATION

Deliverables (A Full Set of all Documents of VSL)

List of Patents

Copy of Each Patent

Country / Territory,

Date filed, Date granted,

Expiration Date

VSL Source Code

Related documentation for code

API or associated implementation software

Margin Notes Claim and Additional Claims, NDA's, etc. - -Originals"

ALL Associated communications (Physical or digital)

Any other documents necessary to pursue the pre-approved claims

Original Study / Paper written by Dr. Prof. Sikora

Contact information for Dr. Prof. Sikora

Communications, Agreement to do Sikora report, proof of payment, etc.

Qualcomm

ALL Associated communications (Physical or digital)

H264

ALL Associated communications (Physical or digital)

Other

Any other documents necessary to fulfill the agreement